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Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the inclusion in this Registration Statement of Plymouth Industrial REIT, Inc. (formerly Plymouth Opportunity REIT, Inc.) on Form S-11, Amendment No. 3 (File No. 333-196798) of our report dated April 15, 2014 with respect to our audit of the consolidated financial statements of Plymouth Opportunity REIT, Inc. as of December 31, 2013 and for the year then ended which report appears in the Prospectus, which is part of this Registration Statement.

        We also consent to the inclusion of a) our report dated July 18, 2014 with respect to our audit of the Combined Statement of Revenues and Certain Expenses of Garrity Malkin Industrial Partners I Portfolio for the year ended December 31, 2013, b) our report dated July 18, 2014 with respect to our audit of the Statements of Revenues and Certain Expenses of GMIP Green Meadows Property for the year ended December 31, 2013, c) our report dated June 6, 2014 with respect to our audit of the Combined Statement of Revenues and Certain Expenses of Venture One Portfolio for the year ended December 31, 2013, d) our report dated June 6, 2014 with respect to our audit of the Statement of Revenues and Certain Expenses of Perseus Portfolio for the year ended December 31, 2013, e) our report dated January 16, 2015 with respect to our audit of the Combined Statement of Revenues and Certain Expenses of Trident Portfolio for the year ended December 31, 2013, and f) our reports dated January 16, 2015 with respect to our audits of the Statements of Revenues and Certain Expenses of 32 Dart Road, 56 Milliken Street, 1755 Enterprise Parkway, and 4 East Stow Road for the year ended December 31, 2013. These reports appear in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our Firm under the headings "Experts," "Summary Selected Financial Information," and "Selected Financial Information" in such Prospectus.

/s/ Marcum LLP Marcum LLP
Needham, Massachusetts February 5, 2015

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  Exhibit 23.3
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT